Exhibit 10.1

AMENDMENT TO CONTRACT #4600368806 between Petróleo Brasileiro S.A. - Petrobras and Dril Quip do Brasil Ltda.

Petroleo Brasileiro S.A. - Petrobras, society of mixed economy, with headquarters in the city of Rio de Janeiro, Rio de Janeiro State, the 1120 Republic of Chile, 65, entered in the National Register of Legal Entities under the n the 33,000.167/0001-01, hereinafter referred to as the Petrobras, and Dril Quip do Brasil Ltda., with headquarters in the road of Imboassica, 853, Imboassica, Macaé, State of Rio de Janeiro, entered in the National Register of Legal Entities under the n. 03,432.310/0001-73, hereinafter referred to as the Contractor, have each other just and agreed to amend the Contract #4600368806, subject to the following terms and conditions:

FIRST CLAUSE - OBJECT

1.1.     This amendment has the following object:

1.1.1.     to extend the contractual deadline, without any inflow of funds.

SECOND CLAUSE - AMENDMENT

2.1.     extend from 06/08/2016, inclusive, the contractual deadline set forth in item 1.13 of clause 1ª - Term and duration, of the contract by an additional 90 calendar days without inflow of funds, with a new expiration date of 27/10/2016.

2.2. To     change the item 1.13 of the contract, which shall come into force with the following.

"1.13.     The term of this agreement will last for 1,530 days, with permission of renewal of period by up to the equivalent period in common agreement."

THIRD CLAUSE - DURATION

3.1.     This amendment becomes effective upon signature.

FOURTH CLAUSE - RATIFICATION

4.1.     The parties ratify the other conditions set forth in the contract/Carta-Contrato 4600368806 and its amendments, which are not expressly modified by this instrument.

And by being fair and agreed upon, the parties sign this amendment along with the witnesses below.

/s/ Eduardo Antonio de Souza
Eduardo Antonio de Souza
Petroleo Brasileiro S.A. - Petrobras
Date: 29/7/2016

/s/ Fife Ellis
Fife Ellis
DRIL QUIP DO BRASIL LTDA.
Date: 27/7/2016